UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2014

Renewable Energy Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35397	26-4785427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

416 South Bell Avenue

Ames, Iowa 50010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (515) 239-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 22, 2014, REG Life Sciences, LLC (“REG Life Sciences”), a wholly-owned subsidiary of Renewable Energy Group, Inc. (“REG”), acquired substantially all of the assets of LS9, Inc. (“LS9”), including all of LS9’s intellectual property, and assumed certain liabilities of LS9, pursuant to an Asset Purchase Agreement, dated as of January 18, 2014, by and among LS9, REG, REG Life Sciences and Fortis Advisors LLC, solely in its capacity as the representative of LS9 and the indemnity securityholders named therein (the “Asset Purchase Agreement”). LS9 is a development stage company focused on the development of technologies to produce renewable chemicals and other products.

As consideration for the asset sale, LS9 received (i) $15,275,000 in cash and (ii) 2,230,559 shares of REG common stock (the “Stock Consideration”) and may receive over a six-year period earnout payments, if any, with a value of up to a maximum amount of $21,500,000 (the “Earnout Payments”), subject to achievement of certain milestones related to the development and commercialization of products from LS9’s technology. Of the Stock Consideration, 541,288 shares will be held in escrow for 18 months and applied towards the indemnification obligations of LS9 and certain of its securityholders.

The Earnout Payments will be payable, at REG Life Sciences’ election, as follows: (i) by the delivery to LS9 of shares of REG common stock (the “Earnout Shares”) equal to the amount of the applicable Earnout Payment divided by the average closing sales price of REG common stock as reported on the NASDAQ Global Select Market for the 30-trading day period ending on the third trading day preceding the date of the applicable Earnout Payment, (ii) by delivery to LS9 by wire transfer of immediately available funds of an amount in dollars equal to the applicable Earnout Payment, or (iii) by delivery to LS9 of any combination of shares of REG common stock and amounts in dollars.

Each of REG, REG Life Sciences and LS9 have agreed to customary representations, warranties and covenants in the Asset Purchase Agreement.

This Current Report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, whether REG will be able to use the LS9 platform to produce chemicals and other products on a commercial scale, REG’s ability to produce such products at a competitive cost, customer acceptance of renewable chemicals and other products produced by REG using this technology, REG’s ability to retain and attract the highly skilled scientists required to advance the technology, REG’s ability to defend the acquired patents and obtain any licenses that may be necessary for the commercial production of products from the acquired technology, and other risks and uncertainties described from time to time in REG’s annual report on Form 10-K, quarterly reports on Form 10-Q and other periodic filings with the SEC. The forward-looking statements are made as of the date of this Current Report and REG does not undertake to update any forward-looking statements based on new developments or changes in expectations.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated by reference herein.

Pursuant to the terms of the Asset Purchase Agreement, REG issued 2,230,559 shares of its common stock to LS9. Further, under the Asset Purchase Agreement, LS9 may be entitled to receive the Earnout Shares as potential earn-out consideration in connection with the asset sale. The issuance of the shares of REG’s common stock in connection with the asset sale will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). It is expected that the shares will be issued pursuant to the exemption from registration provided by Rule 506 of Regulation D under the Securities Act, or another available exemption from registration as REG may determine. REG will rely upon the representations and warranties of LS9 and its securityholders in support of the satisfaction of the conditions contained in Regulation D or such other available exemption from registration.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The information required by this item will be filed by amendment to this Current Report no later than 71 calendar days after the date this Current Report was required to be filed.

(b) Pro Forma Financial Information.

The information required by this item will be filed by amendment to this Current Report no later than 71 calendar days after the date this Current Report was required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2014

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Chad Stone
Chad Stone Chief Financial Officer